    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 10, 1999
                                                           Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          DATATRAK INTERNATIONAL, INC.
             (Exact Name of Registrant as Specified in its Charter)

            Ohio                                        34-1685364
-------------------------------            ------------------------------------
(State or Other Jurisdiction of            (I.R.S. Employer Identification No.)
Incorporation or Organization)

                             20600 Chagrin Boulevard
                              Cleveland, Ohio 44122
                                 (216) 921-6505

          (Address of Principal Executive Offices, including Zip Code)

                                   ----------

                          DATATRAK INTERNATIONAL, INC.
          AMENDED AND RESTATED 1996 OUTSIDE DIRECTORS STOCK OPTION PLAN

                            (Full Title of the Plan)

                                   ----------


          Jeffrey A. Green                               Copy to:
Chief Executive Officer and President             Thomas F. McKee, Esq.
    DataTRAK International, Inc.              Calfee, Halter & Griswold LLP
       20600 Chagrin Boulevard               1400 McDonald Investment Center
             Suite 1050                            800 Superior Avenue
        Cleveland, Ohio 44122                     Cleveland, Ohio 44114
           (216) 921-6505                             (216) 622-8200

(Name, address and telephone number, including area code, of agents for service)

                                   ----------

                         CALCULATION OF REGISTRATION FEE

                                                       Proposed
                                                        Maximum          Proposed Maximum
   Title of Securities to be        Amount to be    Offering Price      Aggregate Offering
           Registered                Registered      Per Share (1)          Price (1)           Amount of Registration Fee
Common Shares, without par
  value, issuable upon exercise
  of options                          150,000            $3.75             $562,500.00                   $156.38

(1) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee and based upon the average of the high and low sales price of the Common Shares of DataTRAK International, Inc. reported on Nasdaq on November 4, 1999, within five business days prior to filing.

         This Registration Statement is being filed for the purpose of registering additional securities of the same class as other securities for which a registration statement on Form S-8 has already been filed. Accordingly, pursuant to General Instruction E to Form S-8, the contents of the Company's Registration Statement on Form S-8 (Commission File No. 333-16061) registering 25,000 Common Shares for issuance under the Company's Amended and Restated 1996 Outside Directors Stock Option Plan, as amended, are hereby incorporated by reference.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         As specified by Rule 428(b)(1) of the Securities Act of 1933, documents containing the information specified in Part I of this Registration Statement will be sent or given to each person who holds outstanding options issued under the Company's employee benefit plan identified on the cover of this Registration Statement. These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II below, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.       INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents heretofore filed by DataTRAK International, Inc., formerly Collaborative Clinical Research, Inc. (the "Company"), with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (i) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

         (ii) The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1999;

         (iii) The Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1999;

         (iv) The Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1999;

         (v)      The Company's Current Report on Form 8-K, dated April 14,
                  1999;

         (vi)     The Company's Current Report on Form 8-K, dated April 20,
                  1999;

         (vii)    The Company's Current Report on Form 8-K, dated June 26, 1999;
                  and

         (viii) The description of the Common Shares contained in the Company's Form 8-A filed with the Commission on May 10, 1996 (Commission File No. 0-20699).

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment that indicates that all the securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents, other than the portions of such documents that by statute, by designation in such document or otherwise, are not deemed to be filed with the Commission or are not required to be incorporated herein by reference.

         Any statement contained in documents incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded, for purposes of this Registration Statement, to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference in this Registration Statement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.       EXHIBITS.

         See the Exhibit Index at Page E-1 of this Registration Statement.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, this 10th day of November, 1999.

                                         DATATRAK INTERNATIONAL, INC.

                                         By:  /s/ Jeffrey A. Green
                                            ---------------------------------
                                              Jeffrey A. Green, President and
                                              Chief Executive Officer

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on November 10, 1999.

        Signature                                            Title
        ---------                                            -----
 /s/ Jeffrey A. Green                     President and Chief Executive Officer and a Director
-----------------------------             (Principal Executive Officer)
Jeffrey A. Green

 /s/ Terry C. Black                       Vice   President  of  Finance,   Chief   Financial   Officer,
-----------------------------             Treasurer and Assistant Secretary
Terry C. Black                            (Principal Financial and Accounting Officer)


 /s/ Timothy G. Biro                      Director
-----------------------------
Timothy G. Biro

 /s/ Robert E. Flaherty                   Director
-----------------------------
Robert E. Flaherty

 /s/ Seth B. Harris                       Director
-----------------------------
Seth B. Harris

 /s/ Mark J. Ratain                       Director
-----------------------------
Mark J. Ratain

 /s/ Robert M. Stote                      Director
-----------------------------
Robert M. Stote

                                  EXHIBIT INDEX

         EXHIBIT NUMBER           DESCRIPTION                                               SEQUENTIAL PAGE
         --------------           -----------                                               ---------------
              4.1                 Fifth Amended and Restated Articles of                          (1)
                                  Incorporation

              4.2                 Third Amended and Restated By-Laws of the Company               (1)

              4.3                 Specimen Common Share Certificate                               (1)

              4.4                 Second Amended and Restated Registration                        (1)
                                  Agreement, dated July 15, 1994, as amended on
                                  June 1, 1995 and February 5, 1996

              4.5                 Certificate of Amendment of the Fifth Amended and               (2)
                                  Restated Articles of Incorporation, dated April
                                  20, 1999

              4.6                 Certificate of Amendment of the Fifth Amended and
                                  Restated Articles of Incorporation, dated
                                  September 22, 1999

              4.7                 The Company's Amended and Restated 1996 Outside                 (1)
                                  Directors Stock Option Plan

              4.8                 Amendment No. 2 to the Company's Amended and                    (2)
                                  Restated 1996 Outside Directors Stock Option Plan

              5.1 Opinion of Calfee, Halter & Griswold LLP regarding the validity of the securities being registered

              15.1                Letter re: Unaudited Interim Financial Information

              23.1                Consent of Ernst & Young LLP

              23.2                Consent of Counsel (see Exhibit 5.1)

              24.1                Power of Attorney and related Certified Resolution              (3)

---------------

(1) Incorporated herein by reference to the Company's Form S-1 Registration Statement filed on March 8, 1996, as amended by Amendment No. 1 filed on May 10, 1996 and as amended by Amendment No. 2 filed on June 10, 1996 (File No. 333-2140).

(2) Incorporated herein by reference to the Company's Schedule 14A filed on March 17, 1999 (File No. 000-20699).

(3) Incorporated herein by reference to the Company's Form S-8 Registration Statement filed on November 13, 1996 (File No. 333-16061).


                                      E-1